UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2011 (May 10, 2011)

NTELOS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51798	36-4573125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Spring Lane, Suite 300, PO Box 1990, Waynesboro, Virginia 22980

(Address of Principal Executive Offices) (Zip Code)

(540) 946-3500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the NTELOS Holdings Corp. (the “Company”) 2011 annual meeting of stockholders held on May 10, 2011 (the “2011 Annual Meeting”), the Company’s stockholders approved proposals to amend the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of the Company’s common stock, $0.01 par value per share, from 55,000,000 to 110,000,000. The amendment to the Certificate of Incorporation was previously approved by the Company’s Board of Directors and became effective on May 10, 2011.

The foregoing description of the amendment to the Certificate of Incorporation is qualified in its entirety by reference to the full text of the Certificate of Incorporation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

The following summarizes the voting results for the six proposals submitted for a vote of the stockholders at the 2011 Annual Meeting:

Proposal 1. To elect Timothy G. Biltz, Steven G. Felsher, Robert E. Guth, Daniel J. Heneghan, Michael Huber, James A. Hyde, Julia B. North and Jerry E. Vaughn to the Company’s Board of Directors to serve until the 2012 annual meeting of stockholders or until his or her successor is duly elected and qualified. This proposal was approved by the Company’s stockholders at the annual meeting.

Name	Votes For	Votes Withheld	Abstentions	Broker non-votes
Timothy G. Biltz	33,198,321	2,800,445	—	2,984,398
Steven G. Felsher	35,148,041	850,725	—	2,984,398
Robert E. Guth	35,833,920	164,846	—	2,984,398
Daniel J. Heneghan	33,251,485	2,747,281	—	2,984,398
Michael Huber	32,150,917	3,847,849	—	2,984,398
James A. Hyde	35,170,156	828,610	—	2,984,398
Julia B. North	34,655,198	1,343,568	—	2,984,398
Jerry E. Vaughn	33,228,101	2,770,665	—	2,984,398

Proposal 2. To approve a non-binding advisory resolution approving the compensation of the Company’s named executive officers. This proposal was approved by the Company’s stockholders at the annual meeting.

Votes For – 34,874,477

Votes Against – 1,083,566

Votes Abstained – 40,723

Broker non-votes – 2,984,398

Proposal 3. To provide a non-binding advisory vote as to the frequency of the non-binding stockholder vote to approve the compensation of the Company’s named executive officers. The Company’s stockholders approved a one-year frequency for this non-binding stockholder vote.

One-Year Frequency – 28,014,092

Two-Year Frequency – 3,759,736

Three-Year Frequency – 4,189,372

Votes Abstained – 35,566

Broker non-votes – 2,984,398

In light of these voting results and other matters considered by the Board of Directors, the Board of Directors and management have determined to implement an annual advisory vote on the compensation of the Company’s named executive officers beginning with the next annual meeting of stockholders in 2012.

Proposal 4. To amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock, $0.01 par value per share, from 55,000,000 to 110,000,000. This proposal was approved by the Company’s stockholders at the annual meeting.

Votes For – 36,559,910

Votes Against – 2,392,690

Votes Abstained – 30,564

Proposal 5. To amend the Company’s Amended and Restated Certificate of Incorporation to (a) effect a reverse stock split of common stock at a ratio that will be determined at a future date by the Board of Directors and that will be within a range of 1-for-2 to 1-for-2.5 and (b) reduce proportionally the number of authorized shares of common stock. This proposal was approved by the Company’s stockholders at the annual meeting.

Votes For – 38,700,782

Votes Against – 233,931

Votes Abstained – 48,451

Proposal 6. To ratify the appointment by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011. This proposal was approved by the Company’s stockholders at the annual meeting.

Votes For – 35,418,842

Votes Against – 3,532,760

Votes Abstained – 31,562

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of NTELOS Holdings Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2011

NTELOS HOLDINGS CORP.

	By:	/s/ Michael B. Moneymaker
Michael B. Moneymaker
Executive Vice President, Chief Financial Officer,
Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of NTELOS Holdings Corp.